SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2002

SILICON IMAGE, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26887		77-0396307
(Commission File Number)		(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 616-4000
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5   OTHER EVENTS.

        On August 2, 2002, David D. Lee, Chairman of the Board, Chief Executive Officer and President of the Registrant, entered into a plan with Deutsche Bank Alex. Brown pursuant to which Deutsche Bank Alex. Brown will undertake to sell up to 260,000 shares of the common stock of the Registrant currently owned by Dr. Lee at specified intervals from August 20, 2002 through August 14, 2003, provided the limit order prices specified in the plan are met.  The shares subject to sale under the plan were originally acquired by Dr. Lee in 1995 and are being sold in order to diversify Dr. Lee’s investment portfolio.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2002	SILICON IMAGE, INC.

	By:	/s/ David D. Lee
David D. Lee
Chief Executive Officer and
President